EXHIBIT 99.1

Contact:

Fuse Medical, Inc.

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC.

Fuse Medical, Inc. Signs Non-Binding Letter of Intent to Purchase all of the Outstanding Membership Units of CPM Medical Consultants, LLC

Richardson, Texas – November 9th, 2017 – Fuse Medical, Inc. (OTC: FZMD) (“Fuse” or the “Company”) announced today that it signed a non-binding Letter of Intent (“LOI”) to purchase all of the outstanding membership units of CPM Medical Consultants, LLC (“CPM”), a privately-owned national distributor of medical device implants and biologics.

CPM is a stocking distributor with a broad portfolio of orthopedic implants for total joint reconstruction, sports medicine, internal and external fixation products for extremities, and full spinal implants and instrumentation. CPM also offers an extensive product catalog of biologics, which include human allograft with cell based products, regenerative tissue, and amniotic fluids to augment all types of surgical procedures.

CPM is owned and controlled by the Company’s Chairman of the Board of Directors, Mark W. Brooks, and is the Company’s current principal supplier.

Although no binding obligation will be created until the execution of a definitive purchase agreement, the Company and the members of CPM are currently negotiating the definitive purchase agreement with a targeted fourth quarter close date.

Christopher C. Reeg, the Company’s Chief Executive Officer commented, “The acquisition of CPM would be the initial step for Fuse to take in becoming a viable national entity within this highly competitive space.  We are delighted the Fuse Board of Directors approved the non-binding LOI and especially appreciate the hard work and dedication of the independent Special Committee of the Board of Directors to date.”

“We are thrilled with the prospects a combined Fuse and CPM strategic growth platform would offer,” Mr. Brooks added.

1565 North Central Expressway, Suite 220, Richardson, Texas 75080

(469) 862-3030 Office • Facsimile (469) 862-3035

EXHIBIT 99.1

About Fuse Medical, Inc.

Fuse provides a broad portfolio of orthopedic implants including internal and external fixation products, upper and lower extremity plating and total joint reconstruction, soft tissue fixation and augmentation for sports medicine procedures, full spinal implants for trauma, degenerative disc disease and deformity indications, and human allografts, substitute bone materials and tendons, as well as regenerative tissues and fluids to support orthopedic surgeries and wound care. For more information about Fuse, please visit:www.fusemedical.com.

Forward-Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the combined company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, failure of the company to execute a definitive Purchase agreement and close the transaction, and integration issues with the combined company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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1565 North Central Expressway, Suite 220, Richardson, Texas 75080

(469) 862-3030 Office • Facsimile (469) 862-3035